As filed with the Securities and Exchange Commission on August 22, 2006.
Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

SUPERIOR ENERGY SERVICES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	75-2379388
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)
1105 Peters Road
Harvey, Louisiana 70058
(Address, including zip code, of
Registrant’s principal executive offices)
Amended and Restated Superior Energy Services, Inc.
2004 Directors Restricted Stock Units Plan
(Full title of the plan)

Robert S. Taylor
Chief Financial Officer, Executive Vice President and Treasurer
1105 Peters Road
Harvey, Louisiana 70058
(504) 362-4321
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copy to:
Margaret F. Murphy
Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.
201 St. Charles Avenue
New Orleans, Louisiana 70170-5100
CALCULATION OF REGISTRATION FEE

Title of securities	Amount to be	Proposed maximum	Proposed maximum	Amount of
to be registered	Registered(1)	offering price per unit	aggregate offering price	registration fee
Common Stock ($0.001 par value per share)	100,000 shares(2)	$32.13(3)	$3,213,000	$343.79

(1)	Upon a stock split, stock dividend or similar transaction in the future and during the effectiveness of this Registration Statement involving Common Stock of the Company, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2)	Represents the number of additional shares of the Common Stock of the Company reserved for issuance pursuant to the Amended and Restated 2004 Directors Restricted Stock Units Plan (the “Plan”). 200,000 shares issuable pursuant to the Plan were previously registered on Registration Statement No. 333-116078.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low price per share of the Common Stock on The New York Stock Exchange on August 18, 2006.

PART II
Item 8. Exhibits
SIGNATURES
Exhibit Index
Opinion/Consent of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, LLP
Consent of KPMG LLP

REGISTRATION OF ADDITIONAL SECURITIES
     On June 2, 2004, Superior Energy Services, Inc., a Delaware corporation (the “Company”) registered 200,000 shares of its common stock, par value $0.001 per share (“Common Stock”), to be offered or sold to participants under the Superior Energy Services, Inc. 2004 Directors Restricted Stock Units Plan, as amended from time to time (the “Plan”) pursuant to the Registration Statement on Form S-8 (File No. 333-116078). The Plan was amended by the Company’s stockholders on May 23, 2006, to increase the number of shares available for issuance under the Plan by 100,000 shares of Common Stock. This Registration Statement is being filed pursuant to General Instruction E to Form S-8 (Registration of Additional Securities) in order to register such additional 100,000 shares of Common Stock which may be offered or sold to participants under the Plan.
INCORPORATION BY REFERENCE
     The contents of the Registration Statement on Form S-8 (File No. 333-116078) with respect to 200,000 shares of Common Stock are hereby incorporated by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
5.1	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.

23.1	Consent of KPMG LLP

23.2	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Harvey, Louisiana, on August 22, 2006.

SUPERIOR ENERGY SERVICES, INC.
By:	/s/ Terence E. Hall
Terence E. Hall
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears immediately below constitutes and appoints Terence E. Hall and Robert S. Taylor, and each of them acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on August 22, 2006.

Signature	Title
/s/ Terence E. Hall Terence E. Hall	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ Robert S. Taylor Robert S. Taylor	Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ James M. Funk James M. Funk	Director
/s/ Ernest E. Howard, III Ernest E. Howard, III	Director
/s/ Richard A. Pattarozzi Richard A. Pattarozzi	Director
/s/ Justin L. Sullivan Justin L. Sullivan	Director
/s/ Enoch L. Dawkins Enoch L. Dawkins	Director

Exhibit Index

Exhibits	Description of Exhibit

5.1	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.

23.1	Consent of KPMG LLP

23.2	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)